EXHIBIT 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THOR INDUSTRIES, INC.

                         (Under Sections 242 and 245 of
                      the Delaware General Corporation Law)

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         1. The  name  of  the  corporation  is  Thor   Industries,   Inc.  (the
"Corporation")

         2. The certificate of incorporation of the Corporation was filed with the Secretary of State on July 26, 1983.

         3. The certificate of incorporation is hereby amended and restated to read as follows:

                  FIRST:  The name of the Corporation is Thor Industries, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New
Castle. The name of the registered agent name is United States Corporation Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: the total number of shares of stock which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, consisting of twenty million (20,000,000) shares of Common Stock, par value ten cents ($0.10) each, and one million (1,000,000) shares of Preferred Stock, par value ten cents ($0.10) each, which may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix, by resolution or resolutions providing for the issue of any such series, the voting powers, if any, and the designation, preferences and rights of the shares in such series, and the qualification, limitations or restrictions thereof, including, but not limited to the following:

                  (a) the number of shares constituting that series and the distinctive designation thereof;

                  (b) the dividend rate on the shares that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;





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                  (c) the voting  rights,  if any,  of shares of that  series in addition to the voting rights provided by law, and the terms of such voting rights;

                  (d) the terms and conditions of the conversion privileges, if any, of shares of that series, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) the terms and conditions of redemption if shares of that series shall be redeemable, including the date or dates on or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) the terms and amount of any sinking fund for the redemption or purchase of shares of that series, if any;

                  (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) any other relative rights, preferences and limitations of that series.

                  Dividends on outstanding Preferred Stock shall be declared and paid, or set apart for payment, before any dividend shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                  FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) Election of directors need not be by ballot unless the by-laws so provide.

                  (b) The Board of Directors shall have power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of the Corporation.

                  (c) Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on



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                  the  application  of any receiver or receivers  appointed  for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class
                  of  creditors,   and/or  of  the   stockholders  or  class  of
                  stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and do any reorganization of
                  this   Corporation  as  consequence  of  said   compromise  or
                  arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the
                  creditors   or  class  of   creditors,   and/or   on  all  the
                  stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  SIXTH: The Corporation  shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. In addition, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except:

                  (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

                  (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

                  (c) under Section 174 of the Delaware General Corporation Law, as amended from time to time, or

                  (d) for any transaction from which the director derived an improper personal benefit.

                  SEVENTH: Effective with the election of directors at the annual meeting of stockholders to be held in 1998, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws, one class to hold office for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to hold office for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to hold office for a term expiring at the annual meeting of stockholders to be held in 2001, with the members of each class to hold office until their successors are elected and qualified. Effective



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with the election of directors at the annual meeting of  stockholders to be held in 1998, the successors to the class of directors whose term expires at that meeting and thereafter shall be elected to hold office for a three-year term and until their successors are elected and qualified.

                  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the Corporation, the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required to remove any director from office without cause.

                  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may e permitted by law or the by-laws of the Corporation, the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally for the election of director, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH.

                  EIGHTH: Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the Corporation, the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required to in order to approve or authorize any Business Combination (as defined below) which has not been approved or authorized by 75 percent of the directors then in office. The term "Business Combination" as used in this Article EIGHTH shall mean:

                  (a) any merger or consolidation of the Corporation or an subsidiary of the Corporation with any other corporation which is required by law to be approved or authorized by the stockholders;

                  (b) any sale, lease or exchange of all, or substantially  all,
                  of  the  property  and  assets  of  the   Corporation  or  any
                  subsidiary of the Corporation;

                  (c) any distribution to stockholders in partial or complete liquidation of the assets of the Corporation or any subsidiary of the Corporation;

                  (d)  the  issuance  or  transfer  by  the  Corporation  or any subsidiary of the Corporation of any securities of the Corporation or any subsidiary which is required by law to be approved or authorized by the stockholders, or with respect to which stockholder approval or authorization would be a prerequisite to the listing on the New York Stock Exchange of the securities to be issued or transferred; and




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                  (e) any  reclassification of securities or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, which is required by law to be approved or authorized by the stockholders, or with respect to which stockholder approval or authorization would be a prerequisite to the listing on the New York Stock Exchange of the securities to be issued or transferred.

                  4.  The  foregoing   Amended  and  Restated   Certificate   of
Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this 9th day of March, 1998 by Wade F.B. Thompson, the President of Thor Industries, Inc.



                                    /S/ WADE F.B. THOMPSON
                                    ----------------------
                                    Wade F.B. Thompson
                                    President

Attest:


/S/ WALTER L. BENNETT
---------------------
Walter L. Bennett
Secretary



































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